EXHIBIT 10.4

FORM OF
ORANGE COUNTY BANCORP, INC.
2023 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD AGREEMENT
(EMPLOYEE)

Orange County Bancorp, Inc. (“Company”) has awarded you Performance Shares (“Performance Award”), subject to all of the terms and conditions as set forth herein and in the Orange County Bancorp, Inc. 2023 Equity Incentive Plan (“Plan”).  A copy of the Plan and related prospectus will be provided to you, along with this Agreement.  Capitalized terms used herein, but not defined, have the same meanings set forth in the Plan.

1.	Name of Participant: ________________________
2.	Date of Grant: ________________
3.	Number of Performance Shares Granted (subject to adjustment as set forth in this Agreement): ___________

4.	Vesting Schedule:

(a)	Performance Conditions.

(i)	In General. Subject to the terms and conditions set forth in this Section 4(a), you are eligible to earn all or portion of the Performance Shares based on the Company’s during Performance Period

[PERFORMANCE CONDITIONS TO BE DETERMINED]

The Administrator will determine the number of Performance Shares, if any, that you are eligible to earn as specified above as soon as administratively practicable following the end of the Performance Period (your “Eligible Award”).  In all cases, the number of Performance Shares, if any, in your Eligible Award will be rounded up to the nearest whole number of Performance Shares (as necessary) (but no more than the total number of Performance Shares).  Upon the Administrator’s determination of your Eligible Award, you will immediately forfeit all Performance Shares other than your Eligible Award.  To become vested in all or a portion of your Eligible Award, you must satisfy the service requirements of Section 4(b) below.

(ii)	Definitions Related to Performance Metrics [TO BE DETERMINED].

(b)
Vesting:   Except as provided in this Agreement and the Plan, you will vest in your Eligible Award on _______________(the “Vesting Date”) provided that you remain continuously in service as an Employee with the Company or an affiliate of the Company during the period beginning on the Grant Date and ending on the Vesting Date (the “Service Period”), and you will immediately forfeit all of your Performance Shares upon your upon your Termination of Service (within the meaning of Article 8 of the Plan) prior to the Vesting Date, unless otherwise specified under Section 8.1(b) of the Plan.

5.
Issuance of Common Stock:  The Company will issue you one (1) share of Common Stock for each Performance Share that vests.  Common Stock will be delivered to you as soon as practicable in accordance with the delivery instructions you provide to the Company.

6.	Terms and Conditions
(a)
Shareholder Rights.  You will have no rights to dividends or dividend equivalents during the Restriction Period. You will also have no voting rights on any matter put to the shareholders of the Company until the Restriction Period ends and the shares of Common Stock subject to this Performance Award are delivered to you.

(b)
Clawback.  In accordance with Section 11.18 of the Plan, if you are subject to the Company’s Recoupment Policy (“clawback policy”), this Award or any profits received upon vesting of this Award may be recouped by the Company as provided for in the clawback policy, as amended from time to time.

(c)	Beneficiary. You have the right to designate a beneficiary for benefits earned and distributed under the Plan by completing a beneficiary designation form provided by the Company.
(d)
Electronic Delivery.  In accordance with Section 11.13 of the Plan, the Company may, in its sole discretion, deliver any documents related to your participation in the Plan by electronic means. By accepting this Performance Award, you agree that the Company may deliver the Plan prospectus and other documents in an electronic format to the email address on file with the Company.  If you wish to receive a paper copy, please contact the Human Resources Department.

(e)	Adjustments. Your Performance Award may be adjusted in accordance with the terms of the Plan.
(f)	No Continuation of Service: Neither the Plan nor this Agreement will confer upon you any right to continue service with the Company or an affiliate of the Company.
(g)	Transferability. You are not permitted to sell, transfer, pledge, assign or otherwise encumber the Performance Shares granted under this Agreement.

7.
Taxation:  If you receive Common Stock under this Performance Award, you are responsible for the payment of all applicable taxes  The Company or an affiliate of the Company will withhold or required local, state, federal and other applicable taxes for Employees.

8.
Data Privacy:  To administer the Plan, the Company or its affiliates may process your personal data.  Such data includes, but is not limited to, information provided in this  Agreement and any changes thereto, other personal data, such as contact information and other information that is deemed appropriate by the Company or its affiliates to administer the Plan.   By accepting this Performance Award, you give explicit consent to the Company or its affiliates to process any such personal data.

9.
Amendment.  This Agreement may be amended  in writing by the Company,  so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted).  Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of your Performance Award as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

10.
Notices.  Any notice to be given to the Company under the terms of this Agreement or the Plan shall be addressed to the Human Resources Department at the Company’s headquarters. Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records.  By a notice given pursuant to this Section 10, either party may designate a different address for notices.  Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

11.
Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

12.
Execution of this Agreement. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

13.
Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter herein.

14.
       Governing Law.  Any action or proceeding seeking to enforce any provision of or based on any right arising out of this Agreement may be brought against you or the Company only in the courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware; and you and the Company consent to the jurisdiction of such courts in any such action or proceeding and waive any objection to venue laid therein.

15.	Successors and Assigns. This Agreement shall be binding upon the Company, its successors and assigns, and you and your beneficiaries, administrators and permitted transferees.

IN WITNESS WHEREOF, the Company, acting by and through its authorized officer, has caused this Agreement to be executed on _____________________.

ORANGE COUNTY BANCORP, INC.

 By: ________________________________

Accepted by Participant:

__________________________
[NAME]

Date:__________________

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